EXHIBIT 99.b10

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 6, 1998, with respect to the financial statements of Security Benefit Life Insurance Company and Subsidiaries and the financial statements of T. Rowe Price Variable Annuity Account included in the Post-Effective Amendment No. 7 to the Registration Statement (Form N-4 No. 33-83238) and the related Statement of Additional Information accompanying the Prospectus of T. Rowe Price No-Load Variable Annuity.


                                                               Ernst & Young LLP

Kansas City, Missouri
April 27, 1998